U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  June 23, 2010

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Star Buffet, Inc. was held on June 23, 2010, at 10:00 a.m. local time at the HomeTown Buffet, located at 1312 N. Scottsdale Road, Scottsdale, Arizona.  A total of 3,108,349 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 96.7% of all the shares outstanding and entitled to vote at the Annual Meeting.

The final voting results for the proposals voted on and approved by the Company’s stockholders at the Annual Meeting are as follows:

Proposal No. 1:  Election of Directors

The Company’s stockholders elected Directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Directors:
Robert E. Wheaton	1,632,727	18,193	1,457,429
Todd S. Brown	1,585,251	65,669	1,457,429
Thomas G. Schadt	1,585,051	65,869	1,457,429
Craig B. Wheaton	1,632,504	18,416	1,457,429
B. Thomas M. Smith, Jr.	1,585,051	65,869	1,457,429

Proposal No. 2:  Ratify the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2011.

Votes For	Votes Against	Abstentions
3,011,922	30,156	66,271

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: June 29, 2010	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer, President and Chairman

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